Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with respect to securities of Octave Intelligence plc, an Irish public limited company, and further agree to the filing, furnishing and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: June 1, 2026

Melker Schörling AB

By:	/s/ Sofia Schörling Högberg
	Name:	Sofia Schörling Högberg
	Title:	Board Member & Authorized Signatory

Melker Schörling Tjänste

By:	/s/ Sofia Schörling Högberg
	Name:	Sofia Schörling Högberg
	Title:	Board Member & Authorized Signatory

MÄSCH Aktiebolag

By:	/s/ Märta Schörling Andreen
	Name:	Märta Schörling Andreen
	Title:	Board Member & Authorized Signatory

Sohold AB

By:	/s/ Sofia Schörling Högberg
	Name:	Sofia Schörling Högberg
	Title:	Board Member & Authorized Signatory

By:	/s/ Märta Schörling Andreen

By:	/s/ Sofia Schörling Högberg